UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): November 30, 2020

Titan Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-13341	94-3171940
(Commission File Number)	(IRS Employer Identification No.)

400 Oyster Point Blvd., Suite 505, South San Francisco, CA 94080

(Address of principal executive offices and zip code)

650-244-4990

(Registrant’s telephone number including area code)

(Registrant’s former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.001 par value	TTNP	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.03. Material Modifications to Rights of Security Holders.

To the extent required by Item 3.03 of Form 8-K, the information set forth in Item 5.03 is incorporated herein by reference.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On November 30, 2020, Titan Pharmaceuticals, Inc. (the “Company” or “Titan”) filed a Certificate of Amendment to its Restated Certificate of Incorporation (the “Certificate of Amendment”) with the Secretary of State of Delaware for the purpose of effecting a reverse stock split (the “Reverse Split”) of the outstanding shares of the Company’s common stock at a ratio of one (1) share for every thirty (30) shares outstanding, so that every thirty (30) outstanding shares of common stock before the Reverse Split represents one (1) share of common stock after the Reverse Split. The Reverse Split, which was approved by our stockholders at a special meeting held on November 30, 2020, was effective at 5:00 p.m. on November 30, 2020.

Immediately prior to the Reverse Split, there were 198,888,180 shares of common stock outstanding. After the Reverse Split, there will be approximately 6,650,000 shares outstanding. Each stockholder’s percentage ownership interest in the Company and proportional voting power will remain unchanged after the Reverse Split except for minor changes and adjustments resulting from rounding of fractional interests. Because the Certificate of Amendment did not reduce the number of authorized shares of common stock, the effect of the Reverse Split was to increase the number of shares of common stock available for issuance relative to the number of shares issued and outstanding. The Reverse Split did not alter the par value of the common stock and the rights and privileges of the holders of common stock are substantially unaffected by the Reverse Split.

The Reverse Split was effected for the following purposes:

•	to enable the Company to meet the continues listing criteria for NASDAQ’s Capital Market;

•	to provide the Company with a sufficient number of authorized shares to enable the potential exercise of the warrants issued in Titan’s October 2020 public offering in accordance with their terms; and

•	to provide the Company with available shares for future financings, equity compensation and other business transactions.

The Company’s transfer agent, Continental Stock Transfer & Trust Company (“Continental”), will serve as exchange agent for the Reverse Stock Split and will provide instructions to stockholders of record regarding the Reverse Stock Split. Continental will be issuing all of the post-split shares in paperless, “book-entry” form, and unless otherwise requested by the stockholder, Continental will hold the shares in an account set up for the stockholder. All book-entry or other electronic positions representing issued and outstanding shares of the Common Stock will be automatically adjusted. Those stockholders holding Common Stock in “street name” will receive instructions from their brokers.

Pursuant to their terms, a proportionate adjustment will be made to the per share exercise price and number of shares issuable under all of the Company’s outstanding options and warrants, and the number of shares authorized and reserved for issuance pursuant to the Company’s equity incentive plan will be reduced proportionately.

Copies of the Certificate of Amendment and the press release are attached to this Current Report on Form 8-K as Exhibits 3.1.and 99.1, respectively.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On November 30, 2020, Titan held a special meeting of stockholders for the sole purpose of seeking approval of a proposal to amend the Company’s certificate of incorporation to effect a reverse split of its common stock within a range from 1-for-15 to 1-for-30, with the exact ratio to be determined by Titan’s board of directors (the “Amendment”).

The Amendment required the favorable vote of a majority of Titan’s outstanding shares of common stock as of October 30, 2020, the record date for the special meeting (the “Record Date”). On the Record Date, there were 196,763,180 shares of common stock outstanding, and under Delaware law the affirmative vote of holders of at least 98,381,591 shares was required to implement the Amendment. Stockholders approved the Amendment and it has been filed with the Secretary of State of the State of Delaware. The total number of shares voted was 138,053,129 and the voting results were as follows:

FOR	AGAINST	ABSTAIN
110,230,118	27,435,827	387,184

Item 9.01	Financial Statements and Exhibits.

(d)          Exhibits

Exhibit No.	Description

3.1	Certificate of Amendment to the Restated Certificate of Incorporation

99.1	Press release dated November 30, 2020

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TITAN PHARMACEUTICALS, INC.

By:	/s/ Kate Beebe DeVarney, Ph.D.
Name:	Kate Beebe DeVarney, Ph.D.
Title:	President and Chief Operating Officer

Dated: December 1, 2020

Exhibit Index

Exhibit No.	Description

3.1	Certificate of Amendment to the Restated Certificate of Incorporation

99.1	Press release dated November 30, 2020